UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 4, 2015

IMPERIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5355 Town Center Road, Suite 701 Boca Raton, Florida		33486
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (561) 995-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On February 6, 2015, Imperial Holdings, Inc. (the “Company”) issued a press release announcing the Order described in Item 8.01 below. A copy of the press release is furnished as Exhibit 99.1 herewith. The information under Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference in any filing under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Item 8.01 Other Events.

As previously disclosed, Sun Life Assurance Company of Canada (“Sun Life”) filed a complaint against the Company and several of its affiliates in the United States District Court for the Southern District of Florida (the “Court”), designated as Sun Life Assurance Company of Canada v. Imperial Holdings, Inc., et al. (“Sun Life Case”) asserting, among other things, that at least 28 life insurance policies issued by Sun Life and owned by the Company through certain of its subsidiaries are invalid. The Sun Life complaint, as amended, asserted the following claims: (1) violation of the federal Racketeer Influenced and Corrupt Organizations Act (“RICO”), (2) conspiracy to violate RICO (3) common law fraud, (4) aiding and abetting fraud, (5) civil conspiracy to commit fraud, (6) tortious interference with contractual obligations, and (7) a declaration that the policies at issue are void. Following the filing of a motion by the Company to dismiss the Sun Life Case, on December 9, 2014, the Court dismissed counts (2), (4), (5), (6) and (7) with prejudice. The Company then filed a motion for summary judgment on the remaining counts On February 4, 2015 the Court issued an order (the “Order”) granting the Company’s motion for summary judgment on counts (1) and (3), resulting in the Company prevailing on all counts in the Sun Life Case.

Additionally, and as previously disclosed, the Company filed a separate complaint against Sun Life in United States District Court for the Southern District of Florida (the “Imperial Case”), which was subsequently consolidated with the Sun Life Case. The Imperial Case asserts, among other things, claims against Sun Life for breach of contract, breach of the covenant of good faith and fair dealing, and fraud. The Company’s complaint seeks compensatory damages of no less than $30 million in addition to an award of punitive damages. Sun Life filed a motion to dismiss the Imperial Case, which was denied by the Court as part of the Order.

CAUTIONARY STATEMENT — Certain information in this Current Report on Form 8-K may be subject to significant uncertainties and other factors, many of which are beyond the Company’s control including whether Sun Life appeals or otherwise contests all or part of the Order and/or the Court’s earlier decision to grant the Company’s motion to dismiss as described above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 99.1	Press release issued by Imperial Holdings, Inc. on February 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 6, 2015

IMPERIAL HOLDINGS, INC.
(Registrant)

By:	/s/ Michael Altschuler
Michael Altschuler
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Imperial Holdings, Inc. on February 6, 2015.